UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006 (October 26, 2006)

PC Connection, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, NH	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2006, Merrimack Services Corporation (the “Company”), a subsidiary of PC Connection, Inc., a Delaware corporation, entered into Amendment No. 6 to the Lease (the “Amendment”), dated September 27, 1990, by and between the Company and Ewe Warehouse Investments V, Ltd., as previously amended, for property located at 2870 Old State Route 73 in Wilmington, Ohio (the “Lease”).

Pursuant to the terms of the Amendment, effective March 1, 2007, the term of the Lease was extended an additional two years for a total of eighteen years and two months through February 28, 2009.

Pursuant to the terms of Amendment, the Company has agreed to pay $548,864.04 in rent payable in equal monthly installments of $45,738.67 for the one-year period commencing March 1, 2006 and ending February 28, 2007 (the “Annual Rent”). Beginning March 1, 2007, the Annual Rent is subject to an annual adjustment based on any increases in the Consumer Price Index and the procedures described in the Amendment.

The Amendment extended the Company’s option to renew the Lease for an additional two-year term on the same terms and conditions contained therein, except for the rental amount and length of term, subject to 180 days prior written notice by the Company and no defaults in the covenants, agreements, terms or conditions on the part of the Company. The Annual Rental to be paid during any renewal period is subject to the Consumer Price Index adjustments described in the Amendment.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by, the Amendment attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC CONNECTION, INC.

Date: October 31, 2006	By:	/s/ Jack L. Ferguson
	Name:	Jack L. Ferguson
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 6, dated October 26, 2006, to Lease, dated September 27, 1990, by and between Merrimack Services Corporation and Ewe Warehouse Investments V, Ltd., as previously amended, for property located at 2780-2880 Old State Route 73, Wilmington, Ohio.